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                                                                    EXHIBIT 23.1

    As independent public auditors, we hereby consent to the use in this Registration Statement of our reports, dated January 14, 1999 on United Pan-Europe Communications N.V. for the nine months ended September 30, 1998, the years ended December 31, 1997 and 1996 and the six months ended December 31, 1995, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                        ARTHUR ANDERSEN

Amstelveen, The Netherlands

February 8, 1999